Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (No. 333-159104) on Form S-8 of Hampton Roads Bankshares, Inc. of our report dated July 15, 2010, relating to the financial statements and supplemental schedule of the Gateway Bank & Trust Company Employees’ Savings & Profit Sharing Plan & Trust (the Plan), which appears in this Annual Report on Form 11-K of the Plan for the year ended December 31, 2009.

Winchester, Virginia

July 15, 2010